UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of continuing market conditions and the desire to further reduce total Company expenses, Andrew Way, the Company’s President, Chief Executive Officer and a member of its Board of Directors, voluntarily requested to suspend his participation in the Company’s cash-based short-term incentive compensation program for 2016. Mr. Way also requested that the Compensation Committee of the Company’s Board of Directors consider converting a larger portion of the Named Executive Officers’ long term incentive compensation from time-based to performance-based compensation in order to further align the Company’s management with shareholder returns. In light of Mr. Way’s requests, the Compensation Committee of the Company’s Board of Directors has suspended Mr. Way’s participation in the Company’s 2016 short-term incentive compensation program pending calendar 2016 results, and has approved an adjustment to the Company’s long-term incentive compensation program such that 50%, rather than 20%, of the Named Executive Officers’ long-term incentive compensation will be performance-based commencing calendar 2016. As part of these cost savings efforts, the Compensation Committee of the Company’s Board of Directors has additionally determined to suspend participation by all Named Executive Officers in the Company’s 2016 short-term incentive compensation program pending calendar 2016 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer
Date: February 23, 2016

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